NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS THIRD QUARTER RESULTS
Net Income per Share up 37%, Net Premiums Written up 12%

Greenwich, CT, October 21, 2013 -- W. R. Berkley Corporation (NYSE: WRB) today reported net income for the third quarter of 2013 of $137 million, or 97 cents per share, compared with $101 million, or 71 cents per share, for the third quarter of 2012.

Summary Financial Data
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2013	2012	2013	2012

Gross premiums written	$1,667,106	$1,494,724	$4,916,663	$4,327,170
Net premiums written	1,423,625	1,275,887	4,142,489	3,670,404

Net income	136,974	100,947	369,546	345,103
Net income per diluted share	0.97	0.71	2.62	2.41

Operating income (1)	108,460	86,136	310,925	283,360
Operating income per diluted share	0.77	0.61	2.20	1.98

Return on equity (2)	12.7%	10.2%	11.4%	11.6%

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains and after-tax debt extinguishment costs.

(2)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

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Third quarter highlights included:

•	Net premiums written increased 12%.

•	Average rates on renewed policies increased 6.4%.

•	GAAP combined ratio was 93.9%.

•	Return on equity of 12.7%.

Commenting on the Company's performance, William R. Berkley, chairman and chief executive officer, said: "The third quarter moved us forward in many ways. We continued to see our loss ratio improve and our return on equity increase. Cumulative pricing in our domestic insurance segment is up approximately 18% over the past three years. The Company's combined ratio should improve as these higher rates are fully reflected in earned premium. However, current prices on an inflation adjusted basis are still below the peak levels achieved in 2004.

"Given current interest rates, we are focusing on improving underwriting margins by continuing to increase our rates and reducing our expense ratio. Our non-fixed income portfolio continued to generate substantial gains, driven by our equity securities. We are optimistic that overall investment returns will improve over the next eighteen months.

"Some standard markets lacked the appropriate knowledge to understand the risks they were assuming in the specialty arena during the softer part of the market. Now a number of these overly aggressive competitors are starting to pay the price for their lack of underwriting discipline. Price alone will not solve their problems. This will create further opportunities.

"We expect continued improvement in our combined ratio over the coming year," Mr. Berkley concluded.

Webcast Conference Call
The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Tuesday, October 22, 2013, at 10:30 am. eastern time. The conference call will be webcast live on the Company's website at www.wrberkley.com. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in three segments of the property casualty business: Insurance-Domestic, Insurance-International and Reinsurance-Global.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2013 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new alternative entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, real estate, merger arbitrage and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response to it, on our results and financial condition; foreign currency and political risks relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Act of 2002, as amended ("TRIA"), and the potential expiration of TRIA; the ability of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or data security; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2013 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # #

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2013	2012	2013	2012
Revenues:
Net premiums written	$1,423,625	$1,275,887	$4,142,489	$3,670,404
Change in unearned premiums	(94,763)	(89,354)	(298,993)	(236,863)
Net premiums earned	1,328,862	1,186,533	3,843,496	3,433,541
Investment income	125,634	116,019	405,300	434,888
Insurance service fees	26,121	26,208	80,509	77,121
Net investment gains	43,869	17,226	96,896	84,989
Change in investment valuation allowance, net of other than temporary impairments	—	5,000	—	9,014
Revenues from wholly-owned investees	109,390	68,087	284,900	173,196
Other income	248	1,428	754	2,204
Total revenues	1,634,124	1,420,501	4,711,855	4,214,953
Expenses:
Losses and loss expenses	798,276	736,632	2,348,425	2,147,306
Other operating costs and expenses	504,096	451,487	1,479,986	1,332,024
Expenses from wholly-owned investees	103,170	66,177	273,615	172,438
Interest expense	30,349	32,512	92,667	93,750
Total expenses	1,435,891	1,286,808	4,194,693	3,745,518
Income before income taxes	198,233	133,693	517,162	469,435
Income tax expense	(60,045)	(32,685)	(147,249)	(124,291)
Net income before noncontrolling interests	138,188	101,008	369,913	345,144
Noncontrolling interests	(1,214)	(61)	(367)	(41)
Net income to common stockholders	$136,974	$100,947	$369,546	$345,103

Net income per share:
Basic	$1.01	$0.74	$2.72	$2.51
Diluted	$0.97	$0.71	$2.62	$2.41

Average shares outstanding:
Basic	135,268	136,553	135,726	137,512
Diluted	140,758	141,637	141,095	142,941

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1) (2)

	Third Quarter		Nine Months
	2013	2012	2013	2012
Insurance-Domestic:
Gross premiums written	$1,254,868	$1,127,578	$3,620,776	$3,217,150
Net premiums written	1,054,465	952,332	3,008,429	2,704,594
Premiums earned	958,994	873,835	2,769,369	2,530,638
Pre-tax income	172,177	132,498	465,861	424,873
Loss ratio	59.5%	62.9%	61.6%	63.6%
Expense ratio	33.0%	31.8%	32.9%	32.6%
GAAP combined ratio	92.5%	94.7%	94.5%	96.2%

Insurance-International:
Gross premiums written	$193,557	$170,037	$686,870	$587,603
Net premiums written	166,061	140,444	572,641	483,414
Premiums earned	189,054	157,773	540,365	456,159
Pre-tax income	16,129	13,806	51,094	43,287
Loss ratio	59.4%	57.8%	58.8%	57.8%
Expense ratio	38.0%	41.3%	38.3%	40.7%
GAAP combined ratio	97.4%	99.1%	97.1%	98.5%

Reinsurance-Global:
Gross premiums written	$218,681	$197,109	$609,017	$522,417
Net premiums written	203,099	183,111	561,419	482,396
Premiums earned	180,814	154,925	533,762	446,744
Pre-tax income	24,559	23,048	87,252	82,140
Loss ratio	63.7%	61.9%	60.9%	61.3%
Expense ratio	33.8%	36.4%	35.1%	37.6%
GAAP combined ratio	97.5%	98.3%	96.0%	98.9%

Corporate and Eliminations:
Net realized investment gains	$43,869	$22,226	$96,896	$94,003
Interest expense	(30,349)	(32,512)	(92,667)	(93,750)
Other revenues and expenses	(28,152)	(25,373)	(91,274)	(81,118)
Pre-tax loss	(14,632)	(35,659)	(87,045)	(80,865)

Consolidated:
Gross premiums written	$1,667,106	$1,494,724	$4,916,663	$4,327,170
Net premiums written	1,423,625	1,275,887	4,142,489	3,670,404
Premiums earned	1,328,862	1,186,533	3,843,496	3,433,541
Pre-tax income	198,233	133,693	517,162	469,435
Loss ratio	60.1%	62.1%	61.1%	62.5%
Expense ratio	33.8%	33.7%	34.0%	34.3%
GAAP combined ratio	93.9%	95.8%	95.1%	96.8%

(1) Commencing with the first quarter of 2013, the Company reports its results in three segments – Insurance-Domestic (formerly, Specialty, Regional and Alternative Markets), Insurance-International and Reinsurance-Global. Reclassifications have been made to the Company’s 2012 financial information to conform with this presentation.

(2) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

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Supplemental Information
(Amounts in thousands)

	Third Quarter		Nine Months
	2013	2012	2013	2012
Insurance-Domestic net premiums written:
Other liability	$353,170	$298,862	$1,024,836	$867,251
Workers' compensation	271,889	241,044	795,954	711,850
Short-tail lines (1)	215,710	209,673	601,866	578,140
Commercial automobile	138,062	131,190	382,711	356,888
Professional liability	75,634	71,563	203,062	190,465
Total	$1,054,465	$952,332	$3,008,429	$2,704,594

Losses from catastrophes:
Insurance-Domestic	$5,603	$5,909	$35,959	$36,000
Insurance-International	3,477	735	6,881	789
Reinsurance-Global	3,699	2,109	9,112	2,595
Total	$12,779	$8,753	$51,952	$39,384

Investment income:
Core portfolio (2)	$108,404	$126,740	$345,787	$375,826
Investment funds	11,738	(13,118)	45,248	50,124
Arbitrage trading account	5,492	2,397	14,265	8,938
Total	$125,634	$116,019	$405,300	$434,888

Other operating costs and expenses:
Underwriting expenses	$449,711	$399,677	$1,305,195	$1,177,620
Service expenses	21,064	22,769	66,505	63,996
Debt extinguishment costs	—	—	6,709	—
Net foreign currency gains	(1,617)	(1,575)	(6,388)	(2,873)
Other costs and expenses	34,938	30,616	107,965	93,281
Total	$504,096	$451,487	$1,479,986	$1,332,024

Cash flow from operations	$312,763	$140,938	$626,695	$453,349

Reconciliation of operating and net income:
Operating income (3)	$108,460	$86,136	$310,925	$283,360
After-tax investment gains	28,514	14,811	62,982	61,743
After-tax debt extinguishment costs	—	—	(4,361)	—
Net income	$136,974	$100,947	$369,546	$345,103

(1) Short-tail lines includes commercial multi-peril (non-liability), inland and ocean marine, accident and health, fidelity and surety, boiler and machinery and other lines.

(2) Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.

(3) Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains and after-tax debt extinguishment costs. Management believes that excluding net realized investment gains and debt extinguishment costs provides a useful indicator of trends in the Company’s underlying operations.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	September 30, 2013	December 31, 2012

Net invested assets (1)	$15,516,133	$15,681,803
Total assets	20,523,719	20,155,896
Reserves for losses and loss expenses	10,061,054	9,751,086
Senior notes and other debt	1,696,461	1,871,535
Junior subordinated debentures	339,772	243,206
Common stockholders’ equity (2)	4,367,074	4,306,217
Common stock outstanding (3)	135,138	136,018
Book value per share (4)	32.32	31.66
Tangible book value per share (4)	31.27	30.95

(1)
Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.

(2)
After-tax unrealized investment gains were $290 million and $518 million as of September 30, 2013 and December 31, 2012, respectively. Unrealized currency translation losses were $62 million and $37 million as of September 30, 2013 and December 31, 2012, respectively.

(3)
During the third quarter of 2013, the Company repurchased 194,838 shares of its common stock at an average cost of $41.10 per share and an aggregate cost of $8 million. During the first nine months of 2013, the Company repurchased 971,075 shares of its common stock at an average cost of $40.54 per share and an aggregate cost of $39 million.

(4)
Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
September 30, 2013
(Amounts in thousands)

	Carrying Value	Percent of Total

Fixed maturity securities:
United States government and government agencies	$825,059	5.3%
State and municipal:
Special revenue	2,029,400	13.1%
State general obligation	768,735	5.0%
Pre-refunded	634,447	4.1%
Corporate backed	415,627	2.7%
Local general obligation	337,910	2.2%
Total state and municipal	4,186,119	27.1%
Mortgage-backed securities:
Agency	1,086,626	7.0%
Residential — Prime	205,382	1.3%
Commercial	130,926	0.8%
Residential — Alt A	99,101	0.6%
Total mortgage-backed securities	1,522,035	9.7%
Corporate:
Industrial	1,615,097	10.4%
Asset-backed	1,055,299	6.8%
Financial	908,449	5.9%
Utilities	218,512	1.4%
Other	108,113	0.7%
Total corporate	3,905,470	25.2%
Foreign	1,173,364	7.6%
Total fixed maturity securities (1)	11,612,047	74.9%
Equity securities available for sale:
Common stocks	238,542	1.5%
Preferred stocks	100,365	0.6%
Total equity securities available for sale	338,907	2.1%
Cash and cash equivalents (2)	1,026,047	6.6%
Investment funds (3)	859,702	5.5%
Arbitrage trading account	619,881	4.0%
Real estate	647,698	4.2%
Loans receivable	411,851	2.7%
Net invested assets	$15,516,133	100.0%

(1)	Total fixed maturity securities had an average rating of AA- and an average duration of 3.2 years.

(2)	Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(3)	Investment funds are net of related liabilities of $14 million.

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Foreign Fixed Maturity Securities
September 30, 2013
(Amounts in thousands)

	Government	Corporate	Total
Australia	$253,731	$97,873	$351,604
Canada	141,852	63,875	205,727
United Kingdom	131,742	59,297	191,039
Argentina	114,041	57,981	172,022
Germany	66,081	—	66,081
Norway	61,674	—	61,674
Brazil	54,908	—	54,908
Supranational (1)	33,904	—	33,904
Netherlands	—	15,648	15,648
Switzerland	—	10,750	10,750
Singapore	6,847	—	6,847
Uruguay	3,160	—	3,160
Total	$867,940	$305,424	$1,173,364

(1)	Supranational represents investments in the North American Development Bank, European Investment Bank and International Bank for Reconstruction & Development.